UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005 (November 30, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

SIGNATURES

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Item 1.02 Termination of a Material Definitive Agreement.

On November 30, 2005, The Nasdaq Stock Market, Inc. (“Nasdaq”) paid all outstanding principal and interest on the $25.0 million promissory note dated May 19, 1997 between Nasdaq and SunTrust Bank. Under the terms of the note, principal payments were scheduled to begin in 2007 and continue in equal monthly installments until maturity in 2012. The note required monthly interest payments through May 2007 at an annual rate of 7.41%, and thereafter at the lenders’ cost of funds rate, as defined in the agreement, plus 0.5%. Nasdaq prepaid the note as a condition precedent to entering into a Credit Agreement among Nasdaq, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, to be entered into in connection with the closing of Nasdaq’s acquisition of Instinet Group Incorporated. Under the terms of the note, Nasdaq was required to pay prepayment penalties of $1.1 million.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 30, 2005, Senator Fred D. Thompson tendered his resignation from the Board of Directors of Nasdaq.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

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